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                                                             Form 10-K
                                                             Year Ended 12/31/99
                                                             Exhibit 21

                 SUBSIDIARIES OF R. R. DONNELLEY & SONS COMPANY
                             (As of March 15, 2000)

Subsidiaries of R. R. Donnelley & Sons Company          Place of Incorporation
----------------------------------------------          ----------------------
Freight Systems, Inc.                                   California
Caslon Incorporated                                     Delaware
CTC Direct, Inc.                                        Delaware
Donnelley Caribbean Graphics, Inc.                      Delaware
Haddon Craftsmen, Inc.                                  Delaware
Mobium Corporation                                      Delaware
R. R. Donnelley Far East Limited                        Delaware
R. R. Donnelley Mendota, Inc.                           Delaware
R. R. Donnelley Printing Company                        Delaware
R. R. Donnelley Printing Company, L. P.                 Delaware
R. R. Donnelley (Europe) Limited                        Delaware
77 Capital Partners II, L. P.                           Delaware
Housenet, Inc.                                          Maryland
R. R. Donnelley Receivables, Inc.                       Nevada
R. R. Donnelley Seymour, Inc.                           New Jersey
R. R. Donnelley Norwest Inc.                            Oregon
Heritage Preservation Corporation                       South Carolina
Omega Studios-Southwest, Inc.                           Texas
Iridio, Inc.                                            Washington
Donnelley Cochrane Argentina S. A.                      Argentina
Donnelley Cochrane Editora y Grafica Limitada           Brazil
Editorial Lord Cochrane, S. A.                          Chile
Shenzhen Donnelley Bright Sun Printing Co.              Republic of China
Donnelley Information Systems Limited                   India
R. R. Donnelley Printing (France) SARL                  France
R. R. Donnelley Deutschland GmbH                        Germany (Frankfort)
R. R. Donnelley Financial Asia Limited                  Hong Kong
Editorial Eclipse, S. A. de C. V.                       Mexico
Laboratorio Lito Color S. A. de C. V.                   Mexico
R. R. Donnelley (Mexico) S. A. de C. V.                 Mexico
Impresora Donneco Internacional, S. A. de C. V.         Mexico
DPA Printing Company, sp. zo. o                         Poland
R. R. Donnelley Poland, sp. zo. o                       Poland
R. R. Donnelley U. K. Directory Ltd.                    United Kingdom
R. R. Donnelley (U. K.) Limited                         United Kingdom
R. R. Donnelley Limited                                 United Kingdom